			Exhibit 99(a)

PPL CORPORATION AND SUBSIDIARIES
LONG-TERM DEBT SCHEDULE
(Unaudited)
(Millions of Dollars)

	Interest	Maturity
	Rate	Date	December 31, 2014
PPL
U.S.
PPL Capital Funding
Senior Unsecured Notes
69352PAD5	4.200%	06/15/2022	$400
69352PAE3	3.500%	12/01/2022	400
69352PAG8	1.900%	06/01/2018	250
69352PAF0	3.400%	06/01/2023	600
69352PAH6	4.700%	06/01/2043	300
69352PAK9	3.950%	03/15/2024	350
69352PAJ2	5.000%	03/15/2044	400
Total Senior Unsecured Notes			2,700
Junior Subordinated Notes
69352PAC7	6.700%	03/30/2067	480
69352P202	5.900%	04/30/2073	450
Total Junior Subordinated Notes			930
Total PPL Capital Funding Long-term Debt			3,630
PPL Energy Supply
Senior Unsecured Notes			2,193
Senior Secured Notes			45
Total PPL Energy Supply Long-term Debt			2,238
PPL Electric
Senior Secured Notes/First Mortgage Bonds			2,614
Total PPL Electric Long-term Debt			2,614
LKE
Senior Unsecured Notes			1,125
First Mortgage Bonds			3,460
Total LKE Long-term Debt			4,585
Total U.S. Long-term Debt			13,067

	Interest	Maturity
	Rate	Date	December 31, 2014
U.K.
Senior Unsecured Notes
USG7208UAB73	3.900%	05/01/2016	460
USG7208UAA90	5.375%	05/01/2021	500
USG9796VAD58	7.250%	12/15/2017	100
USG9796VAE32	7.375%	12/15/2028	202
XS0627333221	5.250%	01/17/2023	1,096
XS0568142482	6.250%	12/10/2040	392
XS0568142052	6.000%	05/09/2025	392
XS0627336323	5.750%	04/16/2032	1,253
XS0979476602	3.875%	10/17/2024	627
XS0061222484	9.250%	11/09/2020	235
XS0280014282	4.804%	12/21/2037	352
XS0496999219	5.750%	03/23/2040	313
XS0165510313	5.875%	03/25/2027	392
XS0496975110	5.750%	03/23/2040	313
Total Senior Unsecured Notes			6,627
Index-Linked Notes 1
XS0632038666	2.671%	06/01/2043	173
XS0974143439	1.676%	09/24/2052	105
XS0277685987	1.541%	12/01/2053	212
XS0279320708	1.541%	12/01/2056	242
Total Index-Linked Notes			732
Total U.K. Long-term Debt			7,359
Total Long-term Debt Before Adjustments			20,426

Fair market value adjustments			18
Unamortized premium and (discount), net			(53)
Total Long-term Debt			20,391
Less current portion of Long-term Debt			1,535
Total Long-term Debt, noncurrent			$18,856

PPL Energy Supply
Senior Unsecured Notes
69352JAG2 2	5.700%	10/15/2035	$300
69352JAH0	6.200%	05/15/2016	350
69352JAL1	6.500%	05/01/2018	400
69352JAN7	4.600%	12/15/2021	712
69352JAK3	6.000%	12/15/2036	200
708686CX6 3	3.000%	12/01/2038	100
708686CZ1 3	3.000%	12/01/2038	50
708686CY4 3	3.000%	12/01/2037	81
Total Senior Unsecured Notes			2,193
Senior Secured Notes
00103XAC7	8.857%	11/30/2025	45
Total Senior Secured Notes			45
Total Long-term Debt Before Adjustments			2,238

	Interest	Maturity
	Rate	Date	December 31, 2014
Fair market value adjustments			(19)
Unamortized premium and (discount), net			(1)
Total Long-term Debt			2,218
Less current portion of Long-term Debt			535
Total Long-term Debt, noncurrent			$1,683

PPL Electric
Senior Secured Notes/First Mortgage Bonds
524808BM3	4.750%	02/15/2027	$108
524808BL5	4.700%	09/01/2029	116
70869MAC8 3	4.000%	10/01/2023	90
69351UAF0	4.950%	12/15/2015	100
69351UAG8	5.150%	12/15/2020	100
69351UAP8	3.000%	09/15/2021	400
69351UAQ6	2.500%	09/01/2022	250
69351UAH6/UAK9	6.450%	08/15/2037	250
69351UAM5	6.250%	05/15/2039	300
69351UAN3	5.200%	07/15/2041	250
63951UAR4	4.750%	07/15/2043	350
69351UAS2	4.125%	06/15/2044	300
Total Senior Secured Notes			2,614
Total Long-term Debt Before Adjustments			2,614

Unamortized discount			(12)
Total Long-term Debt			2,602
Less current portion of Long-term Debt			100
Total Long-term Debt, noncurrent			$2,502

LKE
Senior Unsecured Notes
50188FAB1/FAA3	2.125%	11/15/2015	$400
50188FAD7	3.750%	11/15/2020	475
50188FAE5	4.375%	10/01/2021	250
Total Senior Unsecured Notes			1,125
LG&E
First Mortgage Bonds			1,359

KU
First Mortgage Bonds			2,101
Total Long-term Debt Before Adjustments			4,585

Fair market value adjustments			(1)
Unamortized discount			(17)
Total Long-term Debt			4,567
Less current portion of Long-term Debt			900
Total Long-term Debt, noncurrent			$3,667

	Interest	Maturity
	Rate	Date	December 31, 2014
LG&E
First Mortgage Bonds
546676AS6	1.625%	11/15/2015	$250
546676AU1	5.125%	11/15/2040	285
546676AV9	4.650%	11/15/2043	250
896221AA6	4.600%	06/01/2033	60
473044BV6 4	0.230%	09/01/2026	23
896224AX0 3	1.050%	09/01/2026	27
N/A 4, 6	0.773%	05/01/2027	25
47302PAA8 4	0.220%	09/01/2027	10
896224AW2 3	1.350%	11/01/2027	35
546749AL6 3	1.350%	11/01/2027	35
896224AS1 4	0.240%	08/01/2030	83
896224AV4 4	0.242%	10/01/2032	42
546751AE8 3	1.150%	06/01/2033	31
546751AG3 3	1.600%	06/01/2033	35
546749AJ1 3	1.650%	10/01/2033	128
546749AK8 3	2.200%	02/01/2035	40
Total Long-term Debt Before Adjustments			1,359

Fair market value adjustments			(1)
Unamortized discount			(5)
Total Long-term Debt			1,353
Less current portion of Long-term Debt			250
Total Long-term Debt, noncurrent			$1,103

KU
First Mortgage Bonds
491674BC0	1.625%	11/01/2015	$250
491674BE6	3.250%	11/01/2020	500
491674BG1/BF3	5.125%	11/01/2040	750
491674BJ5	4.650%	11/15/2043	250
14483RAH0	5.750%	02/01/2026	18
896221AC2	6.000%	03/01/2037	9
587829AC6 5	0.060%	05/01/2023	13
14483RAN7 5	0.050%	02/01/2032	78
144838AA7 5	0.250%	02/01/2032	21
144838AB5 5	0.250%	02/01/2032	2
587824AA1 5	0.250%	02/01/2032	8
62479PAA4 5	0.250%	02/01/2032	2
144838AC3 5	0.160%	10/01/2032	96
14483RAP2 5	0.050%	10/01/2034	54
14483RAM9 5	0.030%	10/01/2034	50
Total Long-term Debt Before Adjustments			2,101

Fair market value adjustments
Unamortized discount			(10)
Total Long-term Debt			2,091
Less current portion of Long-term Debt			250
Total Long-term Debt, noncurrent			$1,841

(1)	Principal amount of the notes are adjusted based on changes in a specified index, as detailed in the terms of the related indentures.
(2)	The REPS are required to be put by existing holders on October 15, 2015 for either (a) purchase and remarketing by a designated market dealer or (b) repurchase by PPL Energy Supply.
(3)	Securities are currently in a term rate mode.
(4)	Securities have a floating rate of interest that periodically resets. At December 31, 2014 the weighted average rate of the $183 million of notes at LG&E was 0.31%.
(5)	Securities have a floating rate of interest that periodically resets. At December 31, 2014 the weighted average rate of the $324 million of notes at KU was 0.10%.
(6)	No CUSIP - Bonds were remarketed and 100% of bonds are held by a third party.